Exhibit 107.1

Calculation of Filing Fee Tables

424(h)

(Form Type)

Nissan Auto Leasing LLC II

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of Registrant: 0001244832

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	457(s)	$1,289,740,043.45	100%	$1,289,740,043.45	0.0001381	$178,113.10

Fees to Be Paid	Other	Designated Limited Liability Company Series Interests(2)	Other(3)	(3)	(3)	(3)	(3)	(3)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$1,289,740,043.45		$178,113.10

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00
	Net Fee Due							$178,113.10

(1)

The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the Registration Statement of which this prospectus is attached (Nos. 333-282606 and 333-282606-01) (the “Registration Statement”).

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)

The designated limited liability company series interest (“2026-B Series Interest”) issued by Nissan-Infiniti LT LLC will constitute an interest in specified assets of Nissan-Infiniti LT LLC, including certain leases and the vehicles relating to those leases. The 2026-B Series Interest is not being offered to investors hereunder. The Series Certificate (the “2026-B Series Certificate”) issued by Nissan-Infiniti LT LLC to NILT LLC, representing the 2026-B Series Interest will be sold by NILT LLC to the Registrant and by the Registrant to Nissan Auto Lease Trust 2026-B, the issuing entity. The Series Certificate is not being offered to investors under the prospectus or the Registration Statement.. No registration fee is required to be paid in connection with registration of the 2026-B Series Certificate in accordance with Rule 457(t) of the Securities Act.